Exhibit 32.1









                           O'Hara Resources, Ltd.
         Certification pursuant to 18 USC Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Annual Report of O'Hara Resources, Ltd. ("the registrant") on Form 10K for the year ended April 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I Robert Vrooman, Chief Executive Officer of the registrant, certify, pursuant to 18 USC 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

     1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

     2) the information contained in the Report fairly presents, in all material aspects, the financial condition and result of operations of the registrant.


         Signature
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Robert Vrooman
Chairman and CEO
January 27, 2005